Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-149553) pertaining to the 2007 Incentive Compensation Plan of Magic Software Enterprises Ltd. of our report dated May 13, 2024 with respect to the consolidated financial statements of Magic Software Enterprises Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2024.

/s/ Kost Forer Gabbay & Kasierer
A member firm of EY Global

Tel Aviv, Israel

May 14, 2025